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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated August 21, 2000 with respect to the financial statements of United Cities Propane Gas, Inc. included in Heritage Propane Partners L.P.'s Form 8-K/A dated August 10, 2000, as filed with the Securities and Exchange Commission on October 24, 2000, and as amended on July 26, 2001, into Heritage Propane Partners L.P.'s Registration Statements File No. 333-40407 and File No. 333-86057.

                                                  /s/ ERNST & YOUNG LLP

Dallas, Texas
July 26, 2001